Exhibit 99.1

GigCapital2 Stockholders Approve Business Combinations with UpHealth

Holdings, Inc. and Cloudbreak Health, LLC

Palo Alto, CA, Delray Beach, FL, and Columbus, OH – June 4, 2021 – GigCapital2, Inc. (“GigCapital2”) (NYSE: GIX, GIX.U, GIX.RT, and GIX.WS) announced that its stockholders approved all proposals related to the previously announced business combinations with UpHealth Holdings, Inc. (“UpHealth”) and Cloudbreak Health, LLC (“Cloudbreak”) at a special meeting of stockholders held on June 4, 2021. More than 94.4% of the votes cast at the meeting, representing approximately 65.7% of GigCapital2’s outstanding shares, voted to approve the business combinations. A Form 8-K disclosing the full voting results is expected to be filed with the Securities and Exchange Commission.

As announced previously, the business combinations will result in each of UpHealth and Cloudbreak becoming a direct wholly-owned subsidiary of GigCapital2. GigCapital2 will be renamed “UpHealth, Inc.” and its common stock and warrants are expected to begin trading on the New York Stock Exchange under the new symbols “UPH” and “UPH.WS”, respectively, on June 9, 2021. At the closing of the business combinations, which is expected to take place on June 8, 2021, each GigCapital2 unit will separate into its components consisting of one share of GigCapital2 common stock, one warrant, and a right for one-twentieth of a share of GigCapital2 stock that will also be issued at the closing, and, as a result, both the units and the rights will no longer trade as separate securities.

About UpHealth Holdings, Inc.

UpHealth is a global comprehensive digital health technology and tech-enabled services platform that empowers providers, health systems and payors globally to manage care for people with complex medical, behavioral and social needs, while dramatically improving access to primary care.

For more information, please visit https://uphealthinc.com and follow us at @UphealthInc on Twitter, UpHealth Inc. on LinkedIn and @uphealthinc on Instagram.

About Cloudbreak Health

Cloudbreak Health (www.cloudbreak.us) revolutionized patient and provider communication with the introduction of video remote interpreting (VRI), establishing Cloudbreak as a pioneer in telehealth technology. Cloudbreak Health continues to innovate with Cloudbreak Telehealth Solutions, including telepsychiatry, telestroke, tele-quarantine, remote patient monitoring and other specialties. Committed to overcoming healthcare disparities and bringing language access to the point of care, Cloudbreak Health seamlessly integrates their language access solution, Martti, into a host of platforms, including Epic, Zoom, and Caregility. Performing more than 1.5 million minutes of telemedicine consultation each month on over 14,000 video endpoints at 1,800+ healthcare locations nationwide, Cloudbreak Telehealth simplifies how providers care for patients, putting a full care continuum at their fingertips 24/7. Follow Cloudbreak on Twitter @cloudbreakhlth or the hashtag #HumanizeHealthcare.

About GigCapital Global and GigCapital2, Inc.

GigCapital Global (www.gigcapitalglobal.com) is a Private-to-Public Equity (PPE)™ investment group, sponsoring and operating Special Purpose Acquisition Companies (“SPAC”, also known as Blank-Check companies). Founded in 2017 by Dr. Avi Katz, the GigCapital Group and its sponsored SPACs are led by an affiliated team of technology industry experts, deploying a unique Mentor-Investors™ methodology to partner with exceptional privately-held and U.S. and non-U.S. public technology companies led by dedicated, innovative entrepreneurs. The GigCapital Group companies offer financial, operational and executive mentoring to U.S. and global private, and non-U.S. public companies, in order to accelerate their path from inception and as a privately-held entity into the growth-stage as a publicly traded company in the U.S. The partnership of the GigCapital Group with these companies continues through an organic and roll-up strategy growth post the transition to a public company. For more information, visit www.gigcapitalglobal.com.

GigCapital2, Inc. (NYSE: GIX, GIX.U, GIX.RT, and GIX.WS) (www.gigcapital2.com), GigCapital4, Inc. (Nasdaq: GIG, GIGGU and GIGGW), and GigInternational1, Inc. (NASDAQ: GIWWU) are part of the GigCapital Group portfolio of Private-to-Public Equity (PPE)™ companies.

“Private-to-Public Equity (PPE)” and “Mentor-Investor” are trademarks of GigFounders, LLC, used pursuant to agreement.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including the business combination between GigCapital2 and each of UpHealth and Cloudbreak and the closing of those transactions, and statements regarding our management team’s expectations, hopes, beliefs, intentions, plans, prospects or strategies regarding the future, including possible business combinations, revenue growth and financial performance, product expansion and services. Any statements contained herein that are not statements of historical fact may be deemed to be forward-looking statements. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. The forward-looking statements contained in this press release are based on our current expectations and beliefs made by the management of GigCapital2, UpHealth and/or Cloudbreak in light of their respective experience and their perception of historical trends, current conditions and expected future developments and their potential effects on UpHealth, Cloudbreak and GigCapital2 as well as other factors they believe are appropriate in the circumstances. There can be no assurance that future developments affecting UpHealth, Cloudbreak or GigCapital2 will be those that we have anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond the control of the parties) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements, including regulatory approvals, the ability of the post-combination company to meet the NYSE listing standards, product and service acceptance, and that UpHealth will have sufficient capital to operate as anticipated. Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. Additional factors that could cause actual results to differ are discussed under the heading “Risk Factors” and in other sections of GigCapital2’s filings with the SEC, and in GigCapital2’s current and periodic reports filed or furnished from time to time with the SEC. All forward-looking statements in this press release are made as of the date hereof, based on information available to GigCapital2, UpHealth and/or Cloudbreak as of the date hereof, and GigCapital2, UpHealth and/or Cloudbreak assumes no obligation to update any forward-looking statement, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

Contacts

For GigCapital2:

Brian Ruby, ICR, Brian.ruby@icrinc.com

For UpHealth

Investors: Reed Anderson, reed.anderson@icrinc.com, +1 612-710-8617

Media: Sean Leous, sean.leous@westwicke.com, + 1 646-866-4012